BRF S.A.

PUBLICLY-HELD COMPANY

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 16269-2

MATERIAL FACT

In compliance with Rule CVM nº 358/02, as amended, in view of the decision of its Board of Directors on this date, BRF S.A. (“BRF” or “Company”) hereby informs its shareholders and the market, in the context of the assessment of strategic options that may generate value for its shareholders, that it has started negotiations with Marfrig S.A. ("Marfrig") in connection with a potential business combination between the two companies ("Transaction"), in the following terms:

1.    The Company's Board of Directors approved, on this date, the execution of a binding Memorandum of Understandings between Marfrig and the Company setting forth rules and conditions regarding the access to information that allows the companies to deepen the analysis of the possible implementation of the Transaction ("Memorandum of Understandings"). The Memorandum of Understandings provides for an exclusivity period of ninety (90) days, renewable for additional thirty (30) days, during which neither party may begin negotiations with third parties. In the context of such analysis, the Company and Marfrig shall evaluate, with their respective legal, accounting and financial advisors, the economic benefits that may result from the eventual implementation of the Transaction, as well as the most efficient corporate structure to be adopted.

2.    It is expected that a business combination between the Company and Marfrig would raise the combined company to a leadership position in the markets in which it will operate. The Company also expects the Transaction will reduce its exposure to sector risks and generate synergies due to the balance and complementarity of products, services and geographic diversification, with a material presence in Brazil, the United States, Latin America, the Middle East, and Asia.

3.    The Company believes the Transaction, if implemented, will reinforce its commitment to the reduction of Company’s financial leverage and the adjustment of its capital structure, its focus on the Brazil and the Halal Markets, innovation, expansion of the product base and to other international markets, and stability of its management model.

4.    Pursuant to the Memorandum of Understandings, the valuation of any combination will be based on the average of the daily weighted price quotation of the shares of each company in the last forty five (45) calendar days in B3 S.A. – Brasil, Bolsa, Balcão immediately prior to the date of disclosure of this Material Fact, that is, between April 15 (inclusive) and May 29, 2019 (inclusive), which would result in an equity ownership by the shareholders of the Company of 84.98% and by the shareholders of Marfrig of 15.02%. The Company clarifies, however, that the companies will conduct a reciprocal due diligence process during the exclusivity period, which results may, at the joint discretion of both companies, cause the terms of the Transaction to be adjusted.

5.    There is no definition in regard to the corporate structure for the combination, which may include the consolidation of assets of the two companies and their respective shareholders in a new company, with a particular focus on reducing the cost of capital of the combined company. The Transaction will also be conditioned on the resulting company: (a) having a high level of corporate governance, with stability of the direct administration and management; (b) adopting internal policies and metrics necessary to achieve investment grade rating; and (c) being managed with the aim of achieving an excellent reputation in regard to its integrity, quality, safety, and sustainability.

6.    Finally, the Company informs that (a) except for the Memorandum of Understandings, there is no agreement, contract and/or document executed between the Company and Marfrig or its controlling shareholders, binding or non-binding, and, therefore, there is no guarantee that the Transaction will be implemented; and (b) the closing of any Transaction shall be conditioned upon the analysis and approval of the parties involved and their competent management bodies and shareholders, in addition to all necessary prior approvals from governmental authorities and third parties, as the case may be.

The Company will not disclose any new information in connection with the matter above within ninety (90) days after the publication of this Material Fact, unless there are acts or facts that requires a regulatory disclosure obligation.

São Paulo, May 30, 2019.

Lorival Nogueira Luz Jr.

Global Chief Operations Officer,

Chief Financial and Investor Relations Officer (interim)

Additional Information:

There can be no assurances that the Company and Marfrig will reach any definitive, binding agreement in the near future or at all or of the terms of any agreements that are reached. Should the parties proceed with the Transaction, additional documents (collectively, “Disclosure Documents”) may be filed with the United States Securities and Exchange Commission (“SEC”), the Brazilian Securities and Exchange Commission (“CVM”) or authorities in other jurisdictions.

IF AND WHEN THEY BECOME AVAILABLE, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ANY DISCLOSURE DOCUMENTS REGARDING A PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of any Disclosure Documents (if and when they become available) that the Company may file with the SEC on the SEC’s Web site at www.sec.gov or with the CVM on the CVM’s website at www.cvm.gov.br.  Interested parties may also obtain the Disclosure Documents (if and when they become available) for free by accessing the Company’s website at [ri.brf-global.com].

This document is neither an offer to purchase nor a solicitation of an offer to sell securities of the Company or any other entity.  The information contained herein should not be considered as a recommendation that any person should subscribe for or purchase any securities.

No offering of securities shall be made except by means of a prospectus meeting the requirements of the United States Securities Act of 1933, as amended, and any applicable Brazilian regulations.  The distribution of this document may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein come should inform themselves about and observe any such restrictions.  Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction.  No offering of securities will be made directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Forward Looking Statements:

This document contains information that constitutes forward-looking statements. These appear in a number of places and include statements regarding the intent, belief or current expectations of the Company and its directors or executive officers with respect to the matters described herein.  The forward-looking statements can generally be identified by the use of words such as “believe,” “anticipate,” “expect,” “intend,” “forecast,” “goal,” “project,” “future,” “may,”, “should,” or “possibly” and other words of similar meaning, or by discussions of intentions, plans, or strategy.  These forward-looking statements are intended to describe management’s current expectations or future plans based on information currently believed to be valid and include discussions regarding potential business combination activity. Such statements are subject to uncertainties, inherent risks, and assumptions, including without limitation the risks set forth in the Company’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 30, 2019. Any forward-looking statements in this release should be considered in conjunction with these factors.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements.  In light of the risks, uncertainties and assumptions associated with forward-looking statements, you should not place undue reliance on any forward-looking statements.

Any forward-looking statement is based only on information currently available to the Company and speaks only as of the date on which it was made. Except as may be required by any applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether because of new information, future events or otherwise.